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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

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      Date of Report (date of earliest event reported): January 27, 1998


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                        TELETOUCH COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)


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         Delaware                        0-24992                  75-2556090
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
    of incorporation)                                        Identification No.)

                         110 North College, Suite 200
                              Tyler, Texas 75702
                   (Address of principal executive offices)

      Registrant's telephone number, including area code: (903) 595-8800




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Item 5. OTHER EVENTS.

     On January 27, 1998, Teletouch Communications, Inc. ("Registrant") sold twenty (20) communications towers for approximately $8.7 million. Proceeds from the tower sale will be used to reduce the Registrant's indebtedness. Subsequent to the tower sale, Teletouch will continue to have access to the use of the towers through the lease of antenna space.

     The Press Release announcing the event is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS.

        (a)       None.

        (b)       None.

        (c)       Exhibits:

                  10.1 Contract of Sale, by and between Registrant and Pinnacle Towers Inc., effective December 31, 1997. (A list of exhibits and schedules to the Contract of Sale is set forth therein. The Registrant agrees to furnish to the Commission, upon request, a copy of any such exhibits or schedules not otherwise filed herewith).

                  10.2 First Amendment to Contract of Sale, by and between Registrant and Pinnacle Towers Inc., effective January 22, 1998.

                  10.3 Master Antenna Site Lease by and between Pinnacle Towers Inc., as Lessor, and Registrant, as Lessee.

                  99.1  Press Release of the Company, dated January 28, 1998.


                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              TELETOUCH COMMUNICATIONS, INC.
                              (Registrant)



Date: February 12, 1998       By: /s/ Thomas R. McLemore
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                                  Thomas R. McLemore
                                  Executive Vice President and
                                  Chief Financial Officer